__________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2014

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (937) 445-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 8.01     Other Events.

On December 17, 2014, the Company issued a press release announcing that, in accordance with the selection made by the fiduciary of its U.S. qualified pension plan (the “Plan”), the Company has entered into an agreement (the “Agreement”) with Principal Life Insurance Company (“The Principal”). Pursuant to the Agreement, the Plan purchased a single premium group annuity contract from The Principal in order to secure approximately $160 million of benefits for approximately 4,500 former employees or their related beneficiaries who commenced monthly pension benefits under the Plan before January 1, 1994. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibit is attached with this current report on Form 8-K:
Exhibit No.        Description
99.1            Press Release issued by the Company dated December 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2014	NCR Corporation By: /s/ Edward Gallagher Edward Gallagher Acting General Counsel and Secretary

Index to Exhibits

Exhibit No.        Description
99.1            Press Release issued by the Company dated December 17, 2014